EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in the registration statements (No. 333-258573) on Form S-3 and (Nos. 333-166713, 333-197987 and 333-211191) on Form S-8 of our reports dated February 28, 2024, with respect to the consolidated financial statements and financial statement schedule III of DiamondRock Hospitality Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia
February 28, 2024